UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

After further review of the Company’s financial condition and its limited available cash resources and given the continuing losses and working capital deficits being sustained by the Company’s subsidiaries that own or operate its PET imaging centers, and various discussions with senior management and legal counsel, on March 11, 2008, the Company’s Board of Directors determined that it was in the best interest of the Company and its shareholders and creditors to cease operations of the Company’s subsidiaries that own or manage five of the remaining six PET imaging centers in which it has an interest.

It is expected that operations will terminate on or before April 1, 2008 at: Premier PET Imaging of Jacksonville, LLC in Jacksonville, Florida, Premier PET Imaging of Tamarac, LLC in Tamarac, Florida, Premier PET Imaging of Wichita, LLC in Wichita, Kansas, Premier PET Imaging of New Jersey, Inc. in Parsippany, New Jersey and Advanced PET Imaging in East Setauket, New York. This decision is not expected to currently affect the operations of Premier PET Imaging of Hialeah as such facility is currently cash flow positive and does not require subsidies to continue operations.

Consistent with the Company’s prior reports, it has been actively seeking to divest itself of its PET imaging center portfolio. However, despite the Company’s best efforts to conclude negotiations as to one or more of such sales, other than its divestiture of its interest in two PET imaging centers announced on February 27, 2008, no definitive agreements as to such sales have been concluded and there are no near term prospects to conclude any such sales.

This action by the Board is in concert with Company’s decision to discontinue its medical imaging business. Such decision was necessitated primarily due to the financial condition of Company’s subsidiaries that own or manage its PET imaging centers that resulted from, among other things, the significantly reduced insurance reimbursement rates for PET and PET/CT imaging procedures performed on Medicare patients as of January 2007, the loss of market share to competitors, and equipment obsolescence at three of our imaging centers, which have had a significant and material adverse affect on the ability of such entities to generate revenue sufficient to support current debt obligations and on-going operations on a current basis and to generate revenue to the Company.

Consistent with prior reports, the continued operating losses of the Company’s subsidiaries that operate its PET imaging centers have been an impediment to efforts to obtain the capital required to support the Company’s radiation therapy initiative or develop other business opportunities.

The Board determined that its decision is in the best interest of the Company’s shareholders and creditors, and may enhance the Company’s ability to continue limited operations and may allow it to explore other business opportunities at some future date. However, no assurances can be provided as to whether, if ever, the Company will be able to develop future business opportunities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By:	/s/ Ron Lipstein
Ron Lipstein, President and
Chief Executive Officer

Date: March 13, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).